Brown Capital Management Mutual Funds Form NSAR 3-31-12
Exhibit 77C: Matters submitted to a vote of security holders

A Special Meeting of the Shareholders of the Funds was held on November 30, 2011. At the meeting, the following matters were voted on and approved by the Shareholders. Each vote represents one dollar of net asset value held on the record date for the meetings, which was September 1, 2011. The results of the Special Meeting of Shareholders are noted below.

	The Brown Capital Management Small Company Fund (16,480,206 Total Shares Voted of 29,658,999 Outstanding or 55.57%)
	Proposals	Shares Voted
		For	%	Against	%	Abstain	%	For	Against	Abstain
Proposal 1
	To approve a proposed Agreement and Plan of Reorganization pursuant to which the Fund would be reorganized into a corresponding series of Brown Capital Management Mutual Funds, a newly established Delaware Statutory Trust.	15,030,671	91.20%	663,236	4.03%	786,299	4.77%	50.68%	2.24%	2.65%
Proposal 2
	To approve revisions to the Fund's fundamental investment restrictions:
Proposal 2.1
	Diversification	14,903,036	90.43%	830,023	5.04%	747,148	4.53%	50.25%	2.80%	2.52%
Proposal 2.2
	Investments of Securities of Issuers Owned by Officers or Trustees	14,377,501	87.24%	1,315,129	7.98%	787,580	4.78%	48.48%	4.43%	2.66%
Proposal 2.3
	Investments for Exercising Control Over an Issuer	14,692,414	89.15%	988,454	6.00%	799,341	4.85%	49.54%	3.33%	2.70%
Proposal 2.4
	Investments in Real Estate / Oil, Gas, Mineral Leases	14,732,672	89.40%	957,201	5.81%	790,336	4.79%	49.67%	3.23%	2.66%
Proposal 2.5
	Purchasing Securities on Margin	14,426,668	87.54%	1,281,244	7.77%	772,299	4.69%	48.64%	4.32%	2.60%
Proposal 2.6
	Short Sales	14,431,322	87.57%	1,229,145	7.46%	819,745	4.97%	48.66%	4.14%	2.76%
Proposal 2.7
	Joint Trading Accounts	14,757,785	89.55%	877,267	5.32%	845,159	5.13%	49.76%	2.96%	2.85%
Proposal 2.8
	Lending	14,665,706	88.99%	988,087	6.00%	826,414	5.01%	49.45%	3.33%	2.79%
Proposal 2.9
	Investments in *Unseasoned Companies*	14,633,603	88.79%	1,057,374	6.42%	789,234	4.79%	49.34%	3.57%	2.66%
Proposal 2.10
	Repurchase Agreements / Readily Marketable Securities	14,683,350	89.10%	957,649	5.81%	839,212	5.09%	49.51%	3.23%	2.83%
Proposal 2.11
	Senior Securities/Borrowing	14,566,906	88.39%	1,116,827	6.78%	796,482	4.83%	49.11%	3.77%	2.69%
Proposal 2.12
	Commodities	14,534,482	88.19%	1,164,693	7.07%	781,039	4.74%	49.01%	3.93%	2.63%
Proposal 2.13
	Restricted Securities	14,610,451	88.65%	1,074,500	6.52%	795,261	4.83%	49.26%	3.62%	2.68%
Proposal 3
	To approve a new investment Advisory Agreement between the Fund and Brown Capital Management, LLC	14,876,155	90.27%	817,198	4.96%	786,855	4.77%	50.16%	2.76%	2.65%
Proposal 4
	To approve a Distribution Plan and related fee for the Fund	12,229,249	74.21%	3,541,657	21.49%	709,300	4.30%	41.23%	11.94%	2.39%

	The Brown Capital Management International Equity Fund (541,144 Total Shares Voted of 1,067,118 Outstanding or 50.71%)
	Proposals	Shares Voted
		For	%	Against	%	Abstain	%	For	Against	Abstain
Proposal 1
	To approve a proposed Agreement and Plan of Reorganization pursuant to which the Fund would be reorganized into a corresponding series of Brown Capital Management Mutual Funds, a newly established Delaware Statutory Trust.	541,144	100.00%	0.000000	0.00%	0.000000	0.00%	50.71%	0.00%	0.00%
Proposal 2
	To approve revisions to the Fund's fundamental investment restrictions:
Proposal 2.1
	Diversification	541,144	100.00%	0.000000	0.00%	0.000000	0.00%	50.71%	0.00%	0.00%
Proposal 2.3
	Investments for Exercising Control Over an Issuer	541,144	100.00%	0.000000	0.00%	0.000000	0.00%	50.71%	0.00%	0.00%
Proposal 2.4
	Investments in Real Estate / Oil, Gas, Mineral Leases	541,144	100.00%	0.000000	0.00%	0.000000	0.00%	50.71%	0.00%	0.00%
Proposal 2.5
	Purchasing Securities on Margin	541,144	100.00%	0.000000	0.00%	0.000000	0.00%	50.71%	0.00%	0.00%
Proposal 2.9
	Investments in *Unseasoned Companies*	541,144	100.00%	0.000000	0.00%	0.000000	0.00%	50.71%	0.00%	0.00%
Proposal 2.12
	Commodities	541,144	100.00%	0.000000	0.00%	0.000000	0.00%	50.71%	0.00%	0.00%
Proposal 2.15
	Investments in one country.	541,144	100.00%	0.000000	0.00%	0.000000	0.00%	50.71%	0.00%	0.00%
Proposal 3
	To approve a new investment Advisory Agreement between the Fund and Brown Capital Management, LLC	541,144	100.00%	0.000000	0.00%	0.000000	0.00%	50.71%	0.00%	0.00%
Proposal 4
	To approve a Distribution Plan and related fee for the Fund	541,144	100.00%	0.000000	0.00%	0.000000	0.00%	50.71%	0.00%	0.00%

	The Brown Capital Management Mid-Cap Fund (867,271 Total Shares Voted of 1,576,503 Outstanding or 55.01%)
	Proposals	Shares Voted
		For	%	Against	%	Abstain	%	For	Against	Abstain
Proposal 1
	To approve a proposed Agreement and Plan of Reorganization pursuant to which the Fund would be reorganized into a corresponding series of Brown Capital Management Mutual Funds, a newly established Delaware Statutory Trust.	815,219	94.00%	12,363	1.43%	39,689	4.58%	51.71%	0.78%	2.52%
Proposal 2
	To approve revisions to the Fund's fundamental investment restrictions:
Proposal 2.1
	Diversification	803,337	92.63%	25,295	2.92%	38,639	4.46%	50.96%	1.60%	2.45%
Proposal 2.2
	Investments of Securities of Issuers Owned by Officers or Trustees	798,608	92.08%	30,801	3.55%	37,863	4.37%	50.66%	1.95%	2.40%
Proposal 2.3
	Investments for Exercising Control Over an Issuer	799,680	92.21%	27,902	3.22%	39,689	4.58%	50.72%	1.77%	2.52%
Proposal 2.4
	Investments in Real Estate / Oil, Gas, Mineral Leases	801,819	92.45%	25,763	2.97%	39,689	4.58%	50.86%	1.63%	2.52%
Proposal 2.5
	Purchasing Securities on Margin	793,191	91.46%	34,968	4.03%	39,111	4.51%	50.31%	2.22%	2.48%
Proposal 2.6
	Short Sales	793,892	91.54%	34,268	3.95%	39,111	4.51%	50.36%	2.17%	2.48%
Proposal 2.7
	Joint Trading Accounts	800,337	92.28%	28,786	3.32%	38,147	4.40%	50.77%	1.83%	2.42%
Proposal 2.8
	Lending	798,434	92.06%	30,435	3.51%	38,401	4.43%	50.65%	1.93%	2.44%
Proposal 2.9
	Investments in *Unseasoned Companies*	798,413	92.06%	30,711	3.54%	38,147	4.40%	50.64%	1.95%	2.42%
Proposal 2.10
	Repurchase Agreements / Readily Marketable Securities	799,401	92.17%	28,526	3.29%	39,343	4.54%	50.71%	1.81%	2.50%
Proposal 2.11
	Senior Securities/Borrowing	796,350	91.82%	31,723	3.66%	39,197	4.52%	50.51%	2.01%	2.49%
Proposal 2.12
	Commodities	794,470	91.61%	32,494	3.75%	40,307	4.65%	50.39%	2.06%	2.56%
Proposal 2.13
	Restricted Securities	796,483	91.84%	32,641	3.76%	38,147	4.40%	50.52%	2.07%	2.42%
Proposal 2.14
	Foreign Securities	804,126	92.72%	26,247	3.03%	36,899	4.25%	51.01%	1.66%	2.34%
Proposal 3
	To approve a new investment Advisory Agreement between the Fund and Brown Capital Management, LLC	810,072	93.40%	19,105	2.20%	38,095	4.39%	51.38%	1.21%	2.42%
Proposal 4
	To approve a Distribution Plan and related fee for the Fund	792,254	91.35%	38,465	4.44%	36,553	4.21%	50.25%	2.44%	2.32%